EXHIBIT 99.1

DEFENSE SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Defense Solutions, Inc.:

We have audited the accompanying balance sheets of Defense Solutions, Inc. (a Delaware corporation) as of December 31, 2007, and 2006, and the related statements of operations, stockholders’ (deficit) , and cash flows for each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Defense Solutions, Inc. as of December 31, 2007, and 2006, and the results of its operations and its cash flows for the each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has established only limited sources of revenues to cover its operating costs. As such, it has incurred an accumulated deficit, has negative working capital, and its cash resources are insufficient to carrying out its business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 28, 2008.

DEFENSE SOLUTIONS, INC.
BALANCE SHEETS (NOTE 1)
AS OF DECEMBER 31, 2007, AND 2006

ASSETS

	2007	2006
Current Assets:
Cash and cash equivalents	$34,607	$23,524
Accounts receivable - Trade ($0 allowance for doubtful accounts in
2007 and 2006)	921,137	43,758
Inventory	100,000	100,000

Total current assets	1,055,744	167,282

Property and Equipment:
Computer and office equipment	104,324	104,324
Furniture and fixtures	102,928	102,928

	207,252	207,252
Less - Accumulated depreciation and amortization	(74,055)	(38,487)

Total property and equipment	133,197	168,765

Total Assets	$1,188,941	$336,047

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Current portion of long-term debt and capital lease obligations	$635,942	$109,466
Checks in excess of bank balance	11,413	3,120
Bank lines of credit	556,916	147,571
Accounts payable - Trade	214,731	73,326
Accrued liabilities	186,042	50,665
Deferred revenues	761,000	-
Promissory Notes - Related parties	90,000	-
Due to related parties	67,324	276,953

Total current liabilities	2,523,368	661,101

Long-term Debt, less current portion:
Capital lease obligations	124,036	257,349

Total long-term debt	124,036	257,349

Total liabilities	2,647,404	918,450

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.0001 per share, 20,000,000 shares authorized; 7,160,000 and 7,000,000 shares issued
and outstanding in 2007 and 2006, respectively	716	700
Additional paid-in capital	1,114,385	43,283
Stock subscription - 48,750 shares of common stock	48,750	-
Accumulated (deficit)	(2,622,314)	(626,386)

Total stockholders' (deficit)	(1,458,463)	(582,403)

Total Liabilities and Stockholders' (Deficit)	$1,188,941	$336,047

The accompanying notes to financial statements are
an integral part of these balance sheets.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF OPERATIONS (NOTE 1)
FOR THE YEARS ENDED DECEMBER 31, 2007, AND 2006

	Years Ended December 31,
	2007	2006

Revenues	$750,717	$360,669

Expenses:
Operating, general and administrative	1,482,798	690,192
Consulting fees paid by common stock	160,000	-
Consulting fees paid by common stock subscribed	48,750
Stock option compensation expense	911,118	-
Depreciation and amortization	35,568	34,541
Loss - Impairment of inventory	-	160,178

Total general and administrative expenses	2,638,234	884,911

(Loss) from Operations	(1,887,517)	(524,242)

Other Income (Expense):
Other income	2,236	1,793
Other (expenses)	(110,647)	(42,838)

Total other income (expenses)	(108,411)	(41,045)

Provision for income taxes	-	-

Net (Loss)	$(1,995,928)	$(565,287)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.28)	$(0.08)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	7,011,836	7,000,000

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC
STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 1)
FOR THE YEARS ENDED DECEMBER 31, 2006, AND 2007

			Additional
	Common stock		Paid-in	Stock	Accumulated
Description	Shares	Amount	Capital	Subscription	(Deficit)	Total

Balance - December 31, 2005	7,000,000	$700	$43,283	$-	$(61,099)	$(17,116)

Net (loss) for the period	-	-	-	-	(565,287)	(565,287)

Balance - December 31, 2006	7,000,000	700	43,283	-	(626,386)	(582,403)

Consulting fees paid by common stock	160,000	16	159,984	-	-	160,000

Stock option compensation expense	-	-	911,118	-	-	911,118

Common stock subscription - 48,750 shares	-	-	-	48,750	-	48,750

Net (loss) for the period	-	-	-	-	(1,995,928)	(1,995,928)

Balance - December 31, 2007	7,160,000	$716	$1,114,385	$48,750	$(2,622,314)	$(1,458,463)

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (NOTE 1)
FOR THE YEARS ENDED DECEMBER 31, 2007, AND 2006

	Years Ended December 31,
	2007	2006

Operating Activities:
Net (loss)	$(1,995,928)	$(565,287)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Consulting fees paid by common stock	160,000	-
Consulting fees paid by common stock subscribed	48,750	-
Stock option compensation expense	911,118	-
Loss - Impairment of inventory	-	160,178
Depreciation and amortization	35,568	34,541
Changes in net assets and liabilities-
Accounts receivable - Trade	(877,379)	43,012
Inventory	-	(260,178)
Accounts payable - Trade	141,405	73,326
Accrued liabilities	135,377	50,665
Deferred revenues	761,000	-

Net Cash (Used in) Operating Activities	(680,089)	(463,743)

Investing Activities:
Purchases of property and equipment	-	(73,411)

Net Cash (Used in) Investing Activities	-	(73,411)

Financing Activities:
Checks in excess of bank balance	8,293	3,120
Proceeds from bank loans and lines of credit	1,224,255	69,723
Payments of principal on bank loans and lines of credit	(814,910)	(88,752)
Proceeds from the issuance of promissory notes	510,000	-
Proceeds from capital lease obligations	-	315,714
Payments of principal on capital lease obligations	(116,837)	(60,455)
Proceeds from the issuance of promissory notes - Related parties	90,000	-
Proceeds from related party loans	158,735	203,629
Payments on loans from related parties	(368,364)	(131,248)

Net Cash Provided by Financing Activities	691,172	311,731

Net Increase in Cash	11,083	(225,423)

Cash - Beginning of Period	23,524	248,947

Cash - End of Period	$34,607	$23,524

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$99,539	$38,953

Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (NOTE 1) (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2007, AND 2006

Supplemental Disclosure of Cash Flow Information:

On April 10, 2007, the Company issued 7,000,000 shares of its common stock, par value $0.0001 per shares, to two members of the LLC related to the Conversion of the LLC to the Company.

On December 5, 2007, the Company issued 160,000 shares of its common stock, par value $0.001 per share, to a consultant in satisfaction of fees due for services rendered. The transaction was valued at $160,000.

In June 2007, the Company entered into a one-year consulting agreement for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement called for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company valued at $1 per share. For the year ended December 31, 2007, the Company recorded 48,750 shares of common stock subscribed but unissued under the agreement.

On November 1, 2007, the Company granted 1,975,000 options to purchase a like number of shares of common stock under a stock option plan. Stock option compensation expense for the year ended December 31, 2007, amounted to $911,118.

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Defense Solutions, Inc. (“Defense Solutions” or the “Company”) is a Delaware corporation.. The Company was organized and incorporated under the laws of the State of Delaware on April 10, 2007, for the purpose of effecting a conversion (the “Conversion”) of Defense Solutions LLC (the “LLC”), a Pennsylvania limited liability company, from a limited liability company to a corporation. The Company issued 7,000,000 shares of its common stock to the two members of the LLC in exchange for their equity interests. As a result of the Conversion, Defense Solutions owns 100 percent of the member capital in the LLC. The Company had no operations prior to the Conversion, and is continuing the business plan of the LLC with the same management.

The Conversion has been accounted for as a reorganization of affiliated entities, with the assets and liabilities of the LLC being brought over at their historical cost basis, except that deferred income taxes relating to the temporary differences between the financial reporting and the income tax bases of certain assets and liabilities at the date of the Conversion were recorded by the Company. As such, the financial statements of the Company for 2006 and 2007, through the date of the Conversion, present the operations of the LLC under the name of the Company. Expenses of the reorganization have been expensed as incurred.

The business plan of Defense Solutions is to provide project management, executive consulting, and business development services to clients in the international defense and homeland security markets related to technology upgrades to modernize armored vehicles; strategic studies, analyses, and evaluation projects. The accompanying financial statements of Defense Solutions were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2007, and 2006, no allowance for doubtful accounts was deemed necessary by management. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

Inventory

Inventory is stated at the lower of cost using the first-in, first-out (FIFO) method or market. As of December 31, 2007, and 2006, inventory was stated at a market value of $100,000. For the year ended December 31, 2006, a reduction in the cost of inventory for impairment in the amount of $160,178 was recorded by the Company.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Revenue Recognition

The Company generates revenues from short-term and long-term project management, executive consulting, and business development services.

Revenues from short-term project management, executive consulting, and business development services are recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements” (“SAB 104”). Revenues are recognized for financial reporting purposes when there is persuasive evidence of an agreement or contract, contract milestones have been met or delivery has occurred, acceptance has been approved by the customer, the fee is fixed or determinable, and collection of the related receivable is probable.

Revenues from long-term project management, executive consulting, and business development services are recognized on a percentage-of-completion basis, in accordance with Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Customers are billed and related costs are recognized, according to individual contracts, over the term of such contracts. A provision is made for the amount of any expected loss on a contract at the time it is known.

Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	5 years
Furniture and fixtures	7 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

Share-Based Compensation

The Company uses the fair value recognition provision of Financial Accounting Standards No. 123R, “Share Based Payment” (“FASB No. 123R”), which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of the equity instruments on the grant date.

The Company also uses the provisions of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Impairment of Long-Lived Assets

Defense Solutions evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the year ended December 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required. For the year ended December 31, 2006, an impairment in the carrying value of inventory was recorded in the amount of $160,178 to reflect its market value.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations when incurred. For the periods ended December 31, 2007, and 2006, advertising and promotion costs amounted to $4,715 and $26,513, respectively.

Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended December 31, 2007, and 2006.

Income Taxes

For the period ended December 31, 2006, and through April 10, 2007, Defense Solutions was a partnership for income tax purposes. Income from the Company is combined with the income and expenses of the members from other sources and reported in the members’ individual federal and state income tax returns. The Company was not a taxpaying entity for federal and state income tax purposes, therefore, no income tax expense has been recorded in the financial statements. Income of the Company is taxed to the members on their respective income tax returns.

Subsequent to April 10, 2007, the Company became a corporation for income tax purposes. As such, the Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

Fair Value of Financial Instruments

Defense Solutions estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2007, and 2006, the carrying value of financial instruments approximated fair value due to the short-term maturity of these instruments.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2007, and 2006, and revenues and expenses for the periods then ended. Actual results could differ from those estimates made by management.

(2) Operations and Going Concern

The operations of the Company are focused on project management, executive consulting, and business development services to clients in the international defense and homeland security markets related to technology upgrades to modernize armored vehicles; strategic studies, analyses, and evaluation projects. For the periods ended December 31, 2007, and 2006, the Company has established only limited sources of revenues to cover its operating costs. It also has material debt and lease obligations, and has raised only a limited amount of equity. As such, it has incurred an accumulated deficit, had negative working capital as of December 31, 2007, and 2006, and its cash resources are insufficient to carry out its business plan. The Company intends to conduct additional capital formation activities through the issuance of its common stock, and rely upon loans from stockholders and other parties.

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the conduct of its business that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The operations and financial elements described above, as well as other factors, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Related Party Transactions

As of December 31, 2007, and 2006, the Company owed to related parties $67,324 and $276,953, respectively, for various working capital loans received. The loans are unsecured, non-interest bearing, and have no terms for repayment.

As of December 31, 2007, the Company owed to three-related parties a total of $90,000 related to the issuance of two subordinated secured promissory notes totaling $40,000, and one unsecured promissory note in the amount of $50,000. The unsecured promissory note was non-interest bearing and was repaid in full on March 31, 2008. On each of the subordinated secured promissory notes, the interest rate on the amount borrowed is 12 percent per annum. The total amount of principal and accrued interest related to the subordinated secured promissory notes is due and payable on October 31, 2008, unless the Company elects to extend the due date for each promissory note for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The promissory notes are each secured by a subordinated lien on the assets of the Company. In addition, the promissory notes entitle the related-party lenders to receive a percentage of the Company’s EBITDA earned from the date of the promissory notes through December 31, 2009 (regardless of whether the other amounts owed under the promissory notes have been paid) as determined by the Company’s Board of Directors, equal to 25 percent multiplied by the aggregate amounts borrowed under the promissory notes, payable in arrears (the “EBITDA payment”). The first EBITDA payments are due to be made on October 31, 2008, and such payments shall be made in respect of the EBITDA earned from the date of issuance of the promissory notes through September 30, 2008. Subsequent EBITDA payments shall be made within thirty days after the end of each successive calendar quarter in respect of the EBITDA earned from the last day on which the prior payment was calculated and ending on the last day of such calendar quarter, and continue until the related-party lenders have received an amount equal to the maximum amount of principal outstanding under the subordinated secured promissory notes.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

(4) Long-term Debt and Leases

Leases:

Capital Leases

The Company currently has capital lease commitments for computer and office equipment, furniture and fixtures, and inventory. As of December 31, 2007, and 2006, the total cost of capitalized leases presented in the accompanying balance sheets amounted to $168,524, and $168,524, respectively, for computer and office equipment, and furniture and fixtures, and $260,178 and $260,178 (reduced for impairment to $100,000 in 2007, and 2006), respectively, for inventory. Amortization of the capital lease costs, except inventory, is included in depreciation and amortization expense.

Operating Lease

In addition, the Company currently has an operating lease commitment for office space with an unrelated party for a period of five years through November 2010. Lease expense related to the office space for the periods ended December 31, 2007, and 2006, was $70,550, and $68,418, respectively.

Future noncancellable minimum rental commitments for leases at December 31, 2007, were as follows:

	Operating	Capital
Year	Lease	Leases
2008	$72,683	$148,961
2009	74,815	91,080
2010	70,373	41,231
2011	-	2,398

Total	$217,871	$283,670

Less - Amount representing interest		(33,692)

Present value of net minimum lease payments		249,978

Less - Current portion		(125,942)

Capital lease obligations, less current portion		$124,036

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Short-term and Long-term Debt:

The Company has bank lines of credit, third-party short-term debt, and related party notes and loans. As of December 31, 2007, and 2006, short-term and long-term debt consisted of the following:

	2007	2006
Lines of credit with Banks, monthly payments of
interest only; interest ranging from prime - 0.75%
to prime + 8%; due on demand; generally
personally guaranteed by officers and Directors, or
collateralized by personal residential real estate of Directors.	$556,916	$147,571

Short-term promissory notes with unrelated parties;
12% interest; principal and interest due on 10/31/08;
collateralized by additional terms of a loan agreement
or subordinated secured promissory note, including
all assets of the Company subordinated to existing		-
debt, as necessary; EBITDA premium payments also due.	510,000

Short-term promissory notes with related parties; no
interest rate or 12% interest; due at various dates
through 10/31/08, unsecured or secured by a subordinated
lien on assets of the Company; EBITDA premium payments		-
also due.	90,000

Loans from related parties; non-interest bearing;
no terms for repayment; unsecured.	67,324	276,953

Capital lease obligations, secured.	249,978	366,815

Total	1,474,218	791,339

Less - Current portion	(1,350,182)	(533,990)

Long-term portion	$124,036	$257,349

On November 1, 2007, Company entered into a loan agreement with a third-party lender (the “Lender”) to borrow up to $1,000,000. As of December 31, 2007, the Company had borrowed $500,000 under the loan agreement. The interest rate on amounts borrowed is 12 percent per annum. The total amount of principal and accrued interest is due and payable on October 31, 2008, unless the Company elects to extend the due date for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The loan is secured by a first lien on all assets of the Company, subordinated to existing debt, as necessary.

In addition to the loan amounts, accrued interest, and extension fees, and subject to an election made by the Lender, the Company shall pay to the Lender 25 percent, up to a maximum of one times the aggregate total amount advanced under the loan agreement by the Lender, of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) realized through December 31, 2009 (the “Revenue Stream Payments”). The Company shall not be obligated to make any Revenue Stream Payments on or prior to October 31, 2008. The Revenue Stream Payments shall be made by the Company to the Lender no later than June 30, 2010, based on the audited financial statements from the relevant calendar year. As an alternative to the Revenue Stream Payments, the Lender may elect, at its sole discretion, at any time on or prior to October 31, 2008, to have a warrant issued whereby each $100,000 advanced to the Company under the loan agreement shall entitle the Lender to purchase such number of shares of common stock of the Company representing one percent of the Company’s issued and outstanding capital stock, on a fully diluted basis, at an exercise price per share equal to the par value of the Company’s common stock ($0.0001 per share). The warrant shall be exercisable for a period of seven years from the date of issuance, by means of cash or cancellation of all or a part of the indebtedness under the loan agreement, on a dollar for dollar basis.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Lastly, the loan agreement grants to the Lender the right to appoint one member of the Board of Directors of the Company until the latest of (i) not less than $200,000 is owed in principal under the loan agreement; or (ii) the Lender holds not less than five percent of the Company’s outstanding common stock, on a fully diluted basis.

On November 30, 2007, the Company issued a subordinated secured promissory note to a third-party lender to borrow $10,000 for working capital purposes. The interest rate on the amount borrowed is 12 percent per annum. The total amount of principal and accrued interest is due and payable on October 31, 2008, unless the Company elects to extend the due date for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The promissory note is secured by a subordinated lien on the assets of the Company. In addition, the promissory note entitles the lender to receive a percentage of the Company’s EBITDA earned from the date of the promissory note through December 31, 2009 (regardless of whether the other amounts owed under the promissory note have been paid) as determined by the Company’s Board of Directors, equal to 25 percent multiplied by the aggregate amount borrowed under the promissory note, payable in arrears (the “EBITDA payment”). The first EBITDA payment is due to be made on October 31, 2008, and such payment shall be made in respect of the EBITDA earned from the date of issuance of the promissory note through September 30, 2008. Subsequent EBITDA payments shall be made within thirty days after the end of each successive calendar quarter in respect of the EBITDA earned from the last day on which the prior payment was calculated and ending on the last day of such calendar quarter, and continue until the third-party lender has received an amount equal to the maximum amount of principal outstanding under the subordinated secured promissory note.

(5) Common Stock and Stock Options

Common Stock

The Company is authorized to issue 20,000,000 shares of $0.0001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50 percent of the common stock could, if they choose to do so, elect all of the Directors of the Company.

On April 10, 2007, the Company issued 7,000,000 shares of its common stock, par value $0.0001 per share, to two members of the LLC related to the Conversion of the LLC to the Company. As a result of the Conversion, Defense Solutions owns 100 percent of the member capital in the LLC. The Company had no operations prior to the Conversion, and is continuing the business plan of the LLC with the same management. The Conversion has been accounted for as a reorganization of affiliated entities, with the assets and liabilities of the LLC being brought over at their historical cost basis, except that deferred income taxes relating to the temporary differences between the financial reporting and the income tax bases of certain assets and liabilities at the date of the Conversion were recorded by the Company.

On December 5, 2007, the Company issued 160,000 shares of its common stock, par value $0.0001 per share, to a consultant in satisfaction of fees due for services rendered. The transaction was valued at $160,000.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

In June 2007, the Company entered into a one-year consulting agreement with an unrelated third party for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement called for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company value at $1 per share. For the year ended December 31, 2007, the Company recorded 48,750 shares of common stock subscribed but unissued under the agreement.

 Stock Options

Effective November 1, 2007, the Board of Directors and stockholders adopted the Defense Solutions, Inc. 2007 Equity Incentive Plan (the “Plan”) and set aside 2,000,000 shares of common stock to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company. The Plan provides for the issuance of two types of stock options: (i) Incentive Stock Options (“ISO’s”); and (ii) Non-Qualified Stock Options (“NSO’s”) to certain employees, Directors and consultants of the Company. Options that are forfeited or cancelled are added back into the Plan.

On the same date, the Company granted 1,975,000 options to purchase a like number of shares of common stock (1,275,000 ISO’s and 700,000 NSO’s) to employees and a consultant at a price of $0.75 per share. 1,475,000 of the options granted vested immediately on the date of grant. The remaining 500,000 NSO’s either vested or will vest to purchase a like number of shares of common stock as follows:

December 31, 2007    100,000 shares
December 31, 2008    200,000 shares
December 31, 2009    200,000 shares

The fair value of the stock options granted is recognized as compensation over the requisite service period as described above using the Black-Scholes option pricing model. For the period ended December 31, 2007, $911,118 was recognized as stock option compensation expense. Further, as of December 31, 2007, a total of 25,000 shares of common stock were available for grant under the Plan.

The Company had the following options outstanding as of December 31, 2007:

Reconciliation of Option Activity:

Options

Options Outstanding - December 31, 2006	-

Plus: Options Granted	1,975,000

Less: Options Exercised	-

Less: Options Expired	-

Options Outstanding - December 31, 2007	1,975,000

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

Outstanding Options as of December 31, 2007:

Issue	Expiration	Exercise	Share
Date	Date	Price	Options

11/1/07	11/01/17	$ 0.75	1,975,000

Total			1,975,000

Black-Scholes Variables:
During
Black-Scholes	Year Ended
Variables	12/31/07
Exercise Price	$0.75

Risk Free Rate	4.36%

Expected Volatility	222.16%

Forfeiture Rate	0.00%

Dividend Yield	0.00%

Contractual Life (Years)	10

The Company used the average historical stock price volatility of several publicly traded entities in the same industry to value stock options under SFAS No. 123R. The forfeiture rate was estimated at zero for the stock option grant as the award has immediate vesting terms or has a low probability of forfeiture.

(6) Commitments and Contingencies

Effective March 15, 2007, the Company entered into a one-year consulting agreement with an unrelated third party for governmental affairs representation and lobbying services before the U.S. government. Consulting fees under the agreement amounted to $20,000 per month, and were payable in cash or in shares of common stock valued at $1 per share. On December 5, 2007, the Company issued 160,000 shares of its common stock to the consultant in satisfaction of fees due for services rendered, and terminated the agreement. The transaction was valued at $160,000.

On June 15, 2007, the Company entered into a one-year consulting agreement with an unrelated third party for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement call for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company value at $1 per share. For the year ended December 31, 2007, the Company paid the consultant fees of $47,500 in cash, and recorded 48,750 shares of common stock subscribed but unissued, valued at $48,750, under the agreement.

Effective February 1, 2007, the Company entered into a consulting agreement with an unrelated third party for strategic planning services related to business development and tactical planning to attract new clients to the Company, capital formation activities, and to position the Company for additional revenue generation and sustained growth. Terms of the agreement call for the payment of consulting fees of $8,000 per month for approximately 50 hours of consulting time plus bonuses and reimbursement of expenses. In addition, on November 1, 2007, the consultant was granted 700,000 options to purchase a like number of shares of common stock at an option price of $0.75 per share. The agreement may be terminated upon 3-months notice to the consultant unless such termination is for cause. For the year ended December 31, 2007, the Company paid $80,000 to the consultant for services rendered.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

(7) Income Taxes

The provision (benefit) for income taxes for the period from April 10, 2007, through December 31, 2007, is as follows (assuming a 23.7 percent effective tax rate):

Period Ended
December 31,
2007

Current Tax Provision:
Federal and state-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$438,743
Change in valuation allowance	(438,743)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2007, as follows:

2007

Loss carryforwards	$425,785
Less - Valuation allowance	(425,785)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2007, the Company had approximately $1,851,200 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

(8) Significant Customers

For the years ended December 31, 2007, and 2006, the Company had certain customers that accounted for more than 10 percent of total revenues, as follows:

	2007	2006

Customer A	$409,133	$-

Customer B	99,985	-

Customer C	90,929	40,885

Customer D	-	57,188

Customer E	-	56,038

Customer F	-	45,940

Totals	$600,047	$200,051

(9) Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option had been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earrings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of Defense Solutions is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to:

a)
clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity;

b)	clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income;
c)
consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly;

d)	measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and
e)	provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

This statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Defense Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	Disclosure of information about credit-risk-related contingent features; and
•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Defense Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of Defense Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

(10)  Subsequent Events

Effective January 1, 2008, the Company established the Defense Solutions Inc. 401(k) Plan (the “Retirement Plan”) for the benefit of its employees in saving for retirement. Employees may enroll in the Retirement Plan as eligible participants as of the first day of their employment. The Retirement Plan is funded immediately at each payroll payment date through amounts withheld from employees. The Company may make, but is not obligated to make, contributions to the Retirement Plan, and there were no unfunded liabilities determined as of the date the Retirement Plan was established.

Effective September 1, 2008, the Company entered into an employment agreement with its Chief Executive Officer. The initial annual base salary is $240,000, with an annual review by the Board of Directors. The agreement also includes provisions for benefits and an annual performance bonus. The initial term of employment under the agreement is three years. After the initial term of employment, the term of the agreement shall automatically renew for successive one-year periods, unless otherwise terminated.

Effective September 1, 2008, the Company entered into an employment agreement with its President and Chief Operating Officer. The initial annual base salary is $185,000, with an annual review by the Board of Directors. The agreement also includes provisions for benefits and an annual performance bonus. The initial term of employment under the agreement is three years. After the initial term of employment, the term of the agreement shall automatically renew for successive one-year periods, unless otherwise terminated.

On August 21, 2008, the Company organized and incorporated Defense Solutions Guinea SARL (“Subsidiary”) in the Republic of Guinea, West Africa, as a wholly owned subsidiary. In addition, on October 15, 2008, the Subsidiary entered into a lease agreement for office space in the Almamya District of Kaloum-Conakry, Guinea. The lease includes a term of three years, and an annual rent amount of $13,200.